UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant

To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): September 22, 2010

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 8.01 OTHER EVENTS

On September 3, 2010, the corporation approved the conversion, thru RBC Dominion Securities, of 7,031,800 restricted common shares of Megola Inc. (MGON) to 70,318 shares of Megola Inc Series B Preferred Stock.

On September 8, 2010, Megola announced that the company had opened a brokerage account with Glendale Securities for the purpose of initiating a stock buyback plan.

On September 9, 2010, Megola received a request from TD AMERITRADE Clearing Inc. to reverse a conversion and transfer that was done per their request by the transfer agent.  As the conversion and transfer from Megola Series ‘A’ Preferred stock to Megola Common stock was done without the authorization of their client TD AMERITRADE Clearing Inc. asked for consent to reverse the transaction and revert the Common Shares back to Preferred Series A Shares. Megola has given consent for 1,000,000 Common Shares to be reverted back to the original 40,000 shares of Series ‘A’ Preferred stock into the name of their client.

As of September 17, 2010 Megola has purchased 143,000 of common stock of Megola Inc. (MGON) and will return shares to treasury.

Please refer to the exhibits for additional information.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 TD AMERITRADE Clearing Inc. Request for Reversion
10.2 TD AMERITRADE Clearing Inc. Corporate Resolution
10.3 Megola Inc Letter of Authorization
10.4 Megola Inc. Corporate Resolution
10.5 Announcement of Common Share Buyback
10.6 Megola Inc. Corporate Resolution

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc. (Registrant)

Dated: September 22, 2010	By: /s/ Joel Gardner
Joel Gardner, President